EXHIBIT 10.1

LOAN AGREEMENT

This Loan Agreement (“Agreement”), dated as of December 28, 2020, is by and among BOULDER ROAD LLC, a Colorado limited liability company (“Boulder Road”), WESTSIDE BOULDER, LLC, a California limited liability company (“Westside”) (Boulder Road and Westside are collectively referred to herein as “Borrower”), and GREAT WESTERN BANK (“Lender”).

RECITALS:

A.Borrower owns the four-building office complex located at 833 West South Boulder Road, Louisville, Colorado, more particularly described in Exhibit A attached hereto (the “Real Property).

B.Borrower has applied to Lender for a mortgage loan (“Loan”) in the aggregate amount of Thirteen Million and No/100 Dollars ($13,000,000.00).

C.Lender has agreed to make the loan on the terms and conditions stated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.Definitions.  The following words shall have the following meanings when used in this Agreement.

“Advance” or “Advances” shall mean a disbursement or disbursements made pursuant to the terms of this Agreement.

“Agreement” shall mean this Loan Agreement as may be amended or modified from time to time, together with all exhibits and schedules attached to this Agreement from time to time.

“Approved Leases” shall mean (i) the Master Lease Agreement, (ii) the Gaia Lease, and the (iii) Fit For Life Lease, and any other lease hereafter approved by Lender as provided herein.

“Buildings” shall mean the existing buildings situated on the Real Property.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday, or legal holiday in the State of Colorado) on which the Lender is open for business in Denver, Colorado. Any reference to “days” means calendar days.

“Cannabis” means any material, compound, derivative, mixture, product, or preparation that contains any quantity of the substances listed on Schedule 1 of the Controlled Substances Act or in its implementing regulations, including without limitation 21 C.F.R. § 1308.11 as “Marihuana” or “Tetrahydrocannabinols,” or which contains any of their salts, isomers, salts of isomers, or any derivative or mixture thereof or any synthetic equivalent or controlled substance analogue hereof.

“Change in Control” shall mean (i) any event in which Guarantor is no longer the sole manager and member of Boulder Road, or (ii) any event in which the James P. Argyropoulos Trust dated August 8, 1991 no longer owns one hundred percent of the membership interests in Westside.

“Closing Date” shall mean the date of this Agreement.

“Collateral” shall mean the Real Property and all related leases and rents, the Operating Account, all other assets and personal property of Borrower, and all other real and personal property in which Lender has obtained a lien, security interest, or assignment as described in any and all of the Security Documents.

“Commitment Amount” shall mean $13,000,000.00 regardless of the amount actually disbursed.

“Condominium Documents” shall mean the condominium declaration and condominium plat for Boulder Road as recorded in the real property record of Boulder County, Colorado.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking, or arrangement by which the Borrower:  (a) guarantees, endorses, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation, or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend, or other obligation that may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation, or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain solvency, assets, level of income, working capital, or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) to lease property or to purchase securities, property, or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation, or other liability guaranteed or supported thereby, provided that the amount of any Contingent Liability with respect to an indebtedness, obligation, or other liability as to which a guaranty or support has a stated limitation shall be deemed to be the amount of such stated limitation.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees, and charges),

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whether or not evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, and all unpaid drawings in respect of such letters of credit, bankers’ acceptances, and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all capitalized lease obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all indebtedness of any partnership of which such Person is a general partner; and (i) all monetary obligations of such Person under a) a so-called synthetic, off-balance sheet or tax retention lease, or b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).  Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Deed of Trust” shall mean the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith encumbering the Property given by Borrower for the benefit of Lender, as the same may be amended to modified, extended, renewed, restated, or supplemented from time to time.

“Default Rate” is defined in Section 8(c) hereof.

“Environmental Indemnity Agreement” shall mean the Environmental Indemnity Agreement of even date herewith, executed by Borrower and Guarantor, in a form acceptable to Lender, indemnifying Lender against all environmental risks and liabilities.

“Event of Default” shall mean and include any of the Events of Default set forth below in Section 7 hereof.

“Gaia Lease”) shall mean the Lease Agreement dated as of April 1, 2019, between Boulder Road, as landlord, and Gaia International Inc., as tenant, as amended.

“Governmental Authority” shall mean the governmental or quasi‑governmental agency or board having zoning and land use authority over the Real Property, including but not limited to, the City of Louisville, State of Colorado.

“Guaranty” shall mean the Unconditional Guaranty of Payment executed by Guarantor.

“Guarantor” shall mean Gaia, Inc. a Colorado corporation.

“Improvements” shall mean the Buildings and all other buildings, structures, improvements, and fixtures located on the Real Property.

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“Initial Approved Appraisal” is defined in Section 3.3.

“KYC Information” means all documentation and information necessary (including, without limitation, the name, address, tax payer identification number, IRS Form W-9, copies of organizational documents, copies of government issued identification, addresses and names of officers, beneficial owners, and controlling members of each Loan Party) for Lender to identify each such Person in accordance with any applicable anti-money laundering laws and anti-terrorism laws and the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder) and the customer due diligence requirements for financial institutions regulations of the Financial Crimes Enforcement Network, a bureau of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter X, as amended), or any enabling legislation or executive order relating thereto.

“Lender” shall mean Great Western Bank and its successors and assigns.

“Loan” is defined in Recital B above.

“Loan Documents” shall mean collectively this Agreement, the Note, Deed of Trust, Guaranty, the Subordination Agreement, all other Security Documents, and any other document now or hereafter evidencing or securing the Obligations, all as may be hereafter modified or amended excluding the Environmental Indemnity Agreement.

“Loan Expenses” shall mean all reasonable, out-of-pocket expenses, charges, costs, and fees of Lender referred to or necessitated by the terms of this Agreement, including without limitation, all recording and registration fees, charges and taxes, title insurance charges and premiums, reasonable documented legal fees and disbursements of counsel for Lender, documentation and processing fees, commitment fees, costs of surveys, environmental audit expenses, fees of any architect or engineer and other professional retained by Lender in connection with this Agreement, costs of premiums on surety company bonds, and appraisal fees and reasonable out‑of‑pocket expenses of Lender in administering this Agreement, regardless of whether incurred before or after the Closing Date.

“Loan Fees” is defined in Section 2.3 hereof.

“Loan-to-Value” shall mean the ratio of the Commitment Amount to the market value of the Property as stated in the most recent Approved Appraisal.

“Master Lease Agreement” shall mean that certain Master Lease Agreement dated September 9, 2020 by and between Boulder Road and Westside, as tenants-in-common, as landlord and Boulder Road as tenant, as may be amended, rested, modified, or extended as permitted herein.

“Material Adverse Effect/Event” shall mean a material adverse effect on, or an event that has a material adverse effect on, (i) the Property, (ii) the business, results of operations or financial condition of Borrower and Guarantor, taken as a whole, (iii) the enforceability, validity, perfection or priority of the lien of the Security Documents, (iv) the ability of Borrower to perform its obligations under the Security Documents or the other Loan Documents to which it is a party, or

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(v) the ability of Guarantor to perform its obligations under the Loan Documents to which it is a party; provided, however, that none of the following shall be deemed, in and of itself, to constitute a material adverse effect on, or material adverse change in, the business, results of operations or financial condition of Borrower and Guarantor, taken as a whole: (y) a change in the market price or trading volume of Guarantor’s Class A common stock; or (z) a failure by Guarantor to meet any published securities analyst estimates of revenue or earnings for any period; or to report earnings in any quarter consistent with Guarantor’s historical earnings.

“Material Contracts” shall mean the Tenants in Common Agreement, the Approved Leases, the Property Management Agreement, the Condominium Documents, and any other agreement which, if it did not exist or was terminated or cancelled, would have a Material Adverse Effect on the Borrower.

“Maturity Date” is defined in the Note.

“Note” shall mean the Promissory Note of even date herewith executed by Borrower and payable to the order of Lender in the original principal amount of the Commitment Amount as may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Obligations” shall mean any and all existing or future (a) obligations owed by Borrower to Lender under the Loan Agreement and other Loan Documents including, without limitation, the obligations to repay principal, interest, costs and expenses, and all other amounts due; (b) all other loans, advances, credit, indebtedness, letters of credit and other financial accommodations now or hereafter owed by Borrower to Lender; (c) all interest, post-maturity interest, default interest, interest accruing subsequent to the filing of a petition for protection under the United States Bankruptcy Code, costs, expenses, late charges, prepayment penalties, amounts advanced to protect Lender’s interest in the Collateral, and any other amounts chargeable under the terms of such loans, indebtedness or financial accommodations; and (d) the payment, performance and observance by Borrower of all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower to the Lender or any of its affiliates arising out of any interest rate swap, hedge or collar agreements in connection with the Loan.

“Operating Account” shall mean a deposit account opened with Lender and maintained by Boulder Road.

“Person” shall mean any individual, firm, corporation, limited liability company, association, partnership, joint venture, trust, other entity, unincorporated organization, or Governmental Authority.

“Permitted Liens” is defined in Section 6.2.

“Property” shall mean Real Property and all Improvements on the Real Property.

“Property Management Agreement” shall mean that certain Property Management Agreement dated September 9, 2020, by and between Boulder Road and Westside, as tenants in common, as Property owner, and Boulder Road, as property manager, as may be amended, rested, modified, or extended, as permitted herein.

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“Real Property” is defined in Recital A above.

“Security Documents” shall have the meaning ascribed in Section 3.1 hereof.

“Subordination Agreement” shall mean the Subordination Agreement of even date herewith among Borrower and Lender to subordinate the Tenancy in Common Agreement and the Master Lease Agreement to the liens of Lender, to the extent set forth therein.

“Tenants in Common Agreement” shall mean that certain Tenants in Common Agreement dated September 9, 2020 by and between Boulder Road and Westside, as may be amended, rested, modified, or extended, as permitted herein.

“Title Company” shall mean Fidelity National Title Insurance Company.

“Title Exceptions” is defined in Section 3.5.

Section 2.Commitment.  Subject to all of the conditions contained herein, Lender agrees to make the Loan available to or for the benefit of Borrower, and Borrower agrees to draw upon the Loan in the following manner and upon the following terms and conditions.

2.1Maximum Amount.  In no event shall Lender be obligated to make an Advance under the Note if such Advance would cause the outstanding principal amount to exceed the lesser of (i) the Commitment Amount, or (ii) 68.1% Loan-to-Value ratio of the “as is” fair market value of the Property under the Approved Appraisal.  Nothing contained in this provision shall limit or restrict Lender’s ability to make Advances in excess of the Commitment Amount for Advances permitted by Lender to be made in order to protect Lender’s interest in any Collateral or for any other purpose permitted herein.  The Note is not a revolving loan, and amounts advanced may not be re‑borrowed after being repaid.

2.2Note.  On the date hereof, Borrower has executed and delivered to Lender the Note payable to Lender.  Interest shall accrue as provided in the Note, and principal and interest shall be payable as provided in the Note.  If not sooner paid, the Note shall be due and payable on the Maturity Date.

2.3Loan Fees.  On the Closing Date, Borrower shall pay to Lender a non‑refundable loan fee in the amount of $130,000.00.

2.4Collateral.  The Obligations shall be secured by a first perfected lien and security interest on the Collateral.

2.5Availability Period.  Advances under the Loan shall only be made in a single Advance on the Closing Date. After the Closing Date, Lender shall have no obligation to make any further Advances under the Loan.

Section 3.Conditions Precedent to Closing.  Lender shall have no obligation to make the Advance under the Loan on the Closing Date to pay Loan Fees or Loan Expenses or for any other purpose, unless all of the following conditions precedent have been strictly satisfied or waived by Lender.

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3.1Loan Documents.  Borrower shall have executed and delivered any and all documents and instruments requested by Lender in a form and substance satisfactory to Lender, in Lender’s sole discretion, to evidence and secure the Obligations, including without limitation, the following:

(a)the Note;

(b)the following security instruments (“Security Documents”):

(1)the Deed of Trust;

(2)an Assignment of the Property Management Agreement; and

(3)any other documents Lender may reasonably request of Borrower as necessary, supplementary, or convenient to perfect Lender’s security interest in the Collateral; and

(c)the Environmental Indemnity Agreement

(d)the Guaranty; and

(e)the Subordination Agreement.

3.2Loan Expenses.  On the Closing Date, Borrower shall pay to Lender all of Lender’s reasonable out‑of‑pocket Loan Expenses incurred in connection with the closing of the Loan and the closing of the Advance.

3.3Appraisal.  Lender shall have received a current appraisal of the Real Property certified to Lender and issued by an MAI designated appraiser chosen by Lender containing a final dollar estimate of the market value of the Real Property and Improvements as completed, with appropriate discounting and conforming with Lender’s underwriting standards and rules and regulations of the Office of the Comptroller of the Currency.  The appraisal shall be reviewed by and found to be satisfactory to Lender in its reasonable discretion (“Initial Approved Appraisal”).  At no time shall the outstanding principal balance of the Loan exceed a Loan-to-Value ratio of 68.1% of the value as stated in the Approved Appraisal.

3.4Survey/Flood Hazard.  Lender shall have received a land title improvement survey plat certified to Lender and the Title Company prepared and certified by a professional land surveyor licensed in the state of Colorado in accordance with the most recent ALTA/NSPS standards, including items 1-15 of Table A. Title Company shall have agreed to insure over all standard survey exceptions.  Lender shall have received a certification from a company of its choice certifying that no portion of the Improvements are located within a Federal Emergency Management Agency identified flood plain area and state the map number or within any other flood hazard area.

3.5Title.  Borrower shall hold fee simple title to the Real Property subject only to the exceptions to title approved by Lender (“Title Exceptions”).

3.6Title Insurance.  Lender shall have received a title insurance commitment from the Title Company in form and substance satisfactory to Lender, together with legible copies of all

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documents affecting title, in which the Title Company has committed to insure the lien of the Deed of Trust for the benefit of Lender as a first priority lien encumbering the Real Property under an ALTA loan policy, subject to no exceptions other than the Title Exceptions and such other endorsements as Lender may request.  The title commitment shall call for the deletion of all standard preprinted exceptions (including survey exceptions).  At Lender’s option, the policy to be issued will provide mechanics lien coverage.  The title commitment may contain a pending disbursement clause acceptable to Lender.  The title commitment shall require the policy to contain such endorsements as Lender may request.  The commitment will be accompanied by such re-insurance and co-insurance agreements and endorsements as Lender may require.

3.7Environmental Compliance.  Lender shall have received a current Phase I environmental audit of the Real Property in a form and substance acceptable to Lender, issued by an environmental engineering firm acceptable to Lender, prepared in accordance with the ASTM standards for environmental site assessments.  The environmental assessment shall indicate that the Real Property does not contain, incorporate nor is threatened by contamination from any hazardous materials and/or hazardous substances, including, but not limited to, asbestos, PCBs, underground storage tanks, ground water or soil contamination, and that the Real Property does not contain any wetlands or endangered species habitat. At closing, Borrower shall have executed and delivered to Lender the Environmental Indemnity Agreement.

3.8Zoning.  Lender shall have received evidence that the Real Property is appropriately zoned for the Improvements and their intended use and that such zoning is final and not subject to challenge.

3.9Insurance.  Lender shall have received evidence of insurance as required in Exhibit B attached.

3.10Utilities.  Lender shall have received evidence that all utilities and services to the Real Property, including, without limitation, water, sewer, gas and electric, and telephone are available or will be available as required, and that they will be in amounts sufficient to service the on‑site Improvements for their intended use.

3.11Organizational Documents.  Lender shall have received a copy of all organizational documents of Borrower evidencing that it is validly existing and in good standing under all states in which it is either formed or in which it is conducting business.  Lender shall have received certificates of good standing from, (i) with respect to Boulder Road, the Colorado Secretary of State indicating it is in good standing; and (ii) with respect to Westside, both the Colorado and California secretaries of state indicating it is in good standing.

3.12Borrowing Resolution.  Borrower and Guarantor shall have delivered to Lender a resolution consenting to (i) its execution, delivery and performance of the Loan Documents; (ii) the execution and delivery and performance of all of its Obligations under the Loan Documents; and (iii) authorizing the appropriate officers/managers/members to request all Advances under the Loan and permitting Lender to rely on the signature of any Person purporting to act on behalf of Borrower for an Advance under the Loan.

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3.13Beneficial Ownership Certificates.  Borrower and, if requested by Lender, the Guarantor shall have provided to Lender a Beneficial Ownership Certification in form and substance acceptable to Lender and such other KYC Information reasonably requested by Lender.

3.14Representations.  All representations and warranties by Borrower shall remain true, correct and complete.

3.15No Event of Default.  No Event of Default shall exist, and no event shall have occurred or condition exist that, after notice of lapse of time, or both, would constitute an Event of Default.

3.16Rent Roll/Leases.  Borrower shall have delivered to Lender a current rent roll for the Property containing such detail as Lender may reasonably request. Lender shall have received estoppel certificates and subordination, non-disturbance, and attornment agreements from the tenant of the Gaia Lease. No tenant shall be in default under its applicable Approved Lease and no Material Adverse Event shall have occurred with respect to any such tenant.

3.17Material Contracts.Lender shall have received copies of all the Material Contracts.

Section 4.Representations and Warranties.  Borrower represents and warrants to Lender that as of the date of this Agreement:

4.1Recitals.  The recitals and statements of intent appearing in this Agreement are true, correct and complete.

4.2Organization.  Boulder Road is a limited liability company validly existing and in good standing under the laws of the state of Colorado. Westside is a limited liability company validly existing and in good standing under the laws of the state of California.

4.3Power and Authorization.  Borrower has the full power to carry out its business now being conducted.  The execution, delivery and performance of all Loan Documents by Borrower, to the extent to be executed, delivered or performed by Borrower (a) have been duly authorized by all necessary company action, (b) do not require the consent or approval of any other Person, regulatory authority or governmental body, and (c) do not conflict with, result in violation of, or constitute a default under any provision of any agreement or other instrument binding upon Borrower, or any law, governmental regulation, court decree or order applicable to Borrower.

4.4Enforceability.  This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to bankruptcy and insolvency laws affecting the rights of creditors generally.

4.5Litigation and Claims.  There exists no litigation or claim (including those for past-due taxes) against Borrower or the Collateral which is pending, or for which Borrower have received written notice, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties.

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4.6Financial Information.  The financial statements of Borrower supplied to Lender disclosed their true and complete financial condition as of the date of the statements, and there has been no Material Adverse Event subsequent to the date of the most recent financial statements supplied to Lender.  Borrower shall not have any material contingent obligations except as disclosed in such financial statements.

4.7Taxes.  All tax returns and reports of Borrower that are or were required to be filed have been filed, and all taxes, assessments and other governmental charges have been paid in full.

4.8Assessments and Fees.  There are no outstanding governmental assessments or fees, due or not, other than those shown on the real property tax bills.

4.9Information.  All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true, and accurate in every material respect on the dates which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any amendment, modification or any material fact necessary to make such document information not misleading.

4.10Utilities.  Water, sewer, storm water, electricity and telephone and other utility service necessary for operation of the Improvements are presently available in capacities sufficient to operate the Property as is currently being operated.

4.11Special Districts.  To the best of Borrower’s knowledge, there are no special districts which affect the Real Property other than those shown on the most recent tax bill for the Real Property.  Borrower has not received notice of any petitions pending, the purpose of which is to form a special district involving the Real Property.  Borrower has not made any arrangements or agreements with the Governmental Authority or any other Person, entity or governmental agency or subdivision for the deferral or reimbursement of any costs or expenses of the development or installation of on or off‑site Improvements.

4.12Zoning.  To the best of Borrower’s knowledge, the Real Property is appropriately zoned for the occupancy of the Building for the use for general office purposes; (a) Borrower has not received notice that any application or proceeding is pending with any Governmental Authority the object of which is to challenge, change or modify the present zoning or the certificate of occupancy; (b) all Improvements are legal conforming improvements that may be rebuilt in their present location and size in the event of any casualty; and (c) all parking spaces used by occupants are located on the Real Property and the number of parking spaces located on the Real Property are sufficient under the local land use ordinances for the use of the Building under the Approved Leases.

4.13Single Purpose Entity.  Borrower has not done any of the following: (i) engaged, directly or indirectly, in any business other than the ownership, improvement, management, sales, operation and financing of the Property; (ii) guaranteed any obligation of any Person; or (iii) incurred, created or assumed as of the Closing Date any borrowed indebtedness other than the Loan.

4.14Leases.  As of the Closing Date, there are no leases affecting the Real Property other than the Approved Leases and the Existing Subleases (as defined below).. To the best of Borrower’s knowledge, the rent roll and copies of the Approved Leases delivered to Lender prior to Closing Date

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are true, correct and complete copies of the same. As used herein, “Existing Subleases” means (a) the Lease Agreement dated as of April 30, 2015, between Boulder Road, as landlord, and Natural Habitat, Inc., as tenant, as amended, (b) the Lease Agreement dated as of April 16, 2018, between Boulder Road, as landlord, and Rocky Mountain Natural Labs LLC, as tenant, as amended, and (c) the Lease Agreement dated as of January 1, 2015, between Boulder Road, as landlord, and Fit For Life NA LLC, as successor by assignment to Gaiam Americas, Inc., as tenant, as amended (“Fit for Life Lease”).

4.15Survival of Representations and Warranties.  Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the Loan to Borrower.  Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Loan shall be paid in full.

Section 5.Affirmative Covenants.  Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will perform the following:

5.1Payment of Loan.  Borrower shall promptly pay and perform when due all obligations of Borrower contained herein or in another Loan Document.

5.2Payment of Laborers and Materialmen.  Borrower agrees that it will not suffer or permit any mechanic’s lien claims to be filed or otherwise asserted against the Property or any funds due the general contractor, and will discharge the same in case of the filing of any claims for lien or proceedings for the enforcement within thirty (3) days after receipt of actual notice thereof; provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce said Title Company to issue its title insurance commitment or its Lender’s title policy insuring against all such claims or liens.

5.3No Other Security Interests.  No materials, equipment, fixtures or any other part of the Improvements or articles of personal property of Borrower placed in the Improvements shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements.

5.4Maintenance of Licenses and Permits.  Borrower shall maintain, or cause to be maintained, in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the maintenance and operation of the Improvements.  Borrower shall maintain its present existence and shall maintain, or cause the Property Manager to maintain or retain, management at a level of experience and ability equivalent to present management.

5.5Litigation.  Borrower shall promptly inform Lender in writing of (a) any Material Adverse Event affecting Borrower’s or Guarantor’s financial condition, and (b) all pending litigation and claims and all threatened in writing litigation and claims affecting Borrower that would reasonably be expected to have a Material Adverse Effect.  In the event that such litigation concerns or affects the Real Property or any other material Collateral, Lender may engage counsel to make an appearance and defend Lender’s interest in the Collateral, all at Borrower’s expense.  In addition, in

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the event that Borrower elects to dispute any amount due to a mechanic’s lien claimant or such litigation asserts a lien or a claim to title of all or any portion of the Collateral, Borrower shall, at Lender’s election, also either post a bond or deliver other cash security with Lender (or with the court in the case of a mechanic’s lien) in an amount of one‑and‑one‑half times the amount of such claims within thirty (30) days of the date of the initiation of such dispute or litigation (provided that if the lien is recorded, such as a mechanic’s lien, then the bond or security shall be posted within thirty (30) days of recording).  Such bond or cash security shall be held by Lender (or with the court in the case of a mechanic’s lien) until the conclusion of such litigation and may be used at Borrower’s election to settle such litigation.  If not settled or concluded in favor of Borrower, the bond or cash security may be used by Lender to either pay off such claimants or may be applied against the Loan.  If cash security is pledged, Borrower may use the cash to settle any such dispute (provided that the funds will only be released upon a final and complete settlement of the claims).

5.6Financial Records.  Borrower shall maintain their books and records in accordance with the accounting principles historically used by Borrower, applied on a consistent basis. All books and records shall separately account for the income and expenses attributable to the Property.  Borrower shall deliver to Lender the following financial information, all of which shall be in a form and content reasonably acceptable to Lender, on or before the date specified below:

(a)Rent Rolls. As soon as available, but in no event later than forty five (45) days after December 31st (12/31) and June 30th (6/30) of each year, a complete and accurate listing of all tenants of the properties located at 833 West South Boulder Road, in Louisville, CO 80027, including names, addresses, rents paid/due, origination and maturity dates, and other information requested by Lender for the most recent reporting period most recently ended. Said report shall be prepared by Borrower in a format reasonably acceptable to Lender.

(b)Interim Financial Statements (prepared by Boulder Road). As soon as available, but in no event later than forty-five (45) days after the end of each fiscal year, Borrower’s Balance Sheet and Income Statement for the period ended, prepared by Borrower.

(c)Interim Financial Statements (prepared by Gaia, Inc.). As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Guarantor’s Balance Sheet and Income Statement for the period ended, prepared by Guarantor.

(d)Compliance Certificate. Within ninety (90) days after the end of each fiscal year, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that: (1) the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate; and, (2) as of the date of the certificate, no Event of Default exists under the Agreement. The email, facsimile or other electronic transmission of the certificate, if in a form acceptable to Lender, shall constitute Borrower’s certification that the information therein is true and correct and consistent with Borrower’s internal records.

(e)Borrower shall furnish such additional reasonable information and statements, lists of assets and liabilities, aging of receivables and payables, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition, the Real Property, and business operations as Lender may reasonably request from time to time.

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5.7Insurance.  Borrower shall maintain or shall cause to be maintained, at Borrower’ expense, property insurance, general commercial liability insurance, and, if applicable, flood insurance, on the terms and conditions specified in Exhibit B attached hereto. All insurance policies shall be in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower will provide Lender with loss payee endorsements, non‑contributing mortgagee’s endorsements, or other endorsements as Lender may require.  If any insurance policies are blanket policies, they shall contain an agreed amount endorsement, in amounts reasonably approved by Lender.

5.8Insurance Reports.  In addition to any reports required in the Deed of Trust, Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least 30 days prior written notice to Lender.  In connection with all policies covering the Property, Borrower shall furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation the following: (a) the name of the insurer; (b) the names of all insureds and loss payees; (c) the risks insured; (d) the amount of the policy; (e) the properties insured: (f) the then‑current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (g) the expiration date of the policy.

5.9Other Agreements.  Borrower shall comply with all material easements, covenants, declarations, other agreements affecting the Real Property including, without limitation, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreement.  As used in this Section “material” shall mean having an economic impact of $100,000 or more.

5.10Taxes, Charges and Liens.  Unless escrowed with Lender, Borrower shall discharge when due any of its other obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens of every kind and nature imposed upon Borrower or its properties, income or profits prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income or profits, including, but not limited to, the Real Property; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim (other than a mechanics lien that is addressed in 5.13 below) that affects the Collateral so long as (a) the amount or legality of the same shall be contested in good faith by appropriate proceedings; (b) Borrower promptly notifies Lender of the contest and keeps Lender informed as to the status of the contest; (c) the contest and delay in payment of such tax would not, in Lender’s opinion, materially impair Lender’s security interest in or the value of the Collateral; (d) within thirty (30) days of the date the same became due, Borrower shall either (1) have established, with Lender’s approval, on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally‑accepted accounting practices, or, if Lender has not approved the reserve, (2) have posted a bond in favor of Lender, issued by a surety acceptable to Lender in an amount equal to one and one‑half of the amount of such lien; and (e) Borrower promptly pays all amounts ultimately determined to be payable.

5.11Operations.  Borrower shall conduct its business affairs in a reasonable and prudent manner and in material compliance with all applicable federal, state and municipal laws, ordinances,

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rules and regulations respecting its properties, charters, businesses and operations, all minimum funding standards and other requirements of the Employee Retirement Income Security Act of 1974, as amended, and other laws applicable to Borrower’s employee benefit plans, if any.  Borrower’s sole business is the ownership and rental of the Property.  Borrower shall not engage in any business other than the ownership and rental of the Property.

5.12Inspection of Books.  Subject to the rights of tenants under leases, Boulder Road shall permit employees or agents of Lender, at its own expense, at any reasonable time upon reasonable advance notice to inspect any and all Collateral and to examine or audit Boulder Road’s books, accounts and records and to make copies and memoranda of Boulder Road’s books, accounts and records; provided Lender shall use commercially reasonable efforts to avoid interference with the ongoing business operations of tenants during any inspection of the Collateral.  If Boulder Road now or at any time hereafter maintains any records (including, without limitation, computer‑generated records and computer software programs for the generation of such records) in the possession of a third party, Boulder Road, upon reasonable request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times upon reasonable advance notice and to provide Lender with copies of any records it may request, all at Borrower’s expense.

5.13Bonds.  In the event that a mechanic’s or other lien is filed encumbering the Property, Borrower shall, in addition to the requirements contained above, immediately notify Lender thereof and, upon request of Lender, obtain for the benefit of Lender a corporate surety bond in an amount and with sureties satisfactory to Lender or, at Borrower’s election, a cash deposit to be deposited with the Title Company or the court in such a manner as to cause the lien to be satisfactorily released within thirty (30) days of the date filed.

5.14Leases.  Borrower shall deliver to Lender copies of all notices given or received with respect to the Approved Leases. Borrower shall exercise its good faith, commercially reasonable efforts to perform all of its obligations under the Approved Leases and to market all rentable areas in the Improvements for lease at full market rental rates, to collect all rents due under the Approved Leases and to otherwise maximize the revenues of the Property. Without Lender’s prior written consent which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not enter into any new lease for more than 20,000 square feet of rentable space affecting the Real Property or its common areas.

5.15Operating Account.  Boulder Road shall use the Lender as its principal depository bank, including its operating account. Boulder Road shall, or shall cause the property manager of the Property, to continuously make direct deposits of all rent payments into the Operating Account. The Operating Account and all funds on deposit therein are pledged as additional collateral to secure the Obligations.

5.16Financial Covenants.  Borrower shall comply with the following financial covenants:

(a)Maintain a minimum Debt Service Coverage Ratio – Pre-Distribution of 1.35 to 1.00 as of the end of each calendar year period. “Debt Service Coverage Ratio – Pre-Distribution” means Borrower’s EBIDA before distributions, divided by the sum of the following for a stated period: interest expense and the current principal portion of long term debt. The

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financial information for the following described property(ies) shall be included in the calculation of the ratio: The four building office complex located at 833 West South Boulder Road, Louisville, Colorado 80027.

(b)Maintain a minimum Debt Service Coverage Ratio – Post-Distribution of 1.15 to 1.00 as of the end of each calendar year period. “Debt Service Coverage Ratio – Post Distribution” means Borrower’s EBIDA after distributions plus contributions, divided by the sum of the following for a stated period: interest expense and the current principal portion of long term debt. The financial information for the following described property(ies) shall be included in the calculation of the ratio: The four building office complex located at 833 West South Boulder Road, Louisville, Colorado.

5.17Additional Assurances.  Borrower shall make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all security interests and liens in the Collateral.

Section 6.Negative Covenants.  Borrower covenants and agrees with Lender that, without the prior written consent of Lender, which consent may be withheld in Lender’s reasonable discretion, engage or permit any of the following to occur:

6.1Continuity of Operations.  Borrower shall not (a) engage in any business activities other than the ownership, development, sales, and maintenance of the Property; (b) cease operation, liquidate, merge or consolidate with any other entity; (c) change  its management or turn over management of its affairs to any other Person, except as provided in the Tenants in Common Agreement and the Property Management Agreement; (d) change its name or operate its business under any assumed name; (e) change its state of formation; (f) change its organizational identification number; or (g) make any material amendments to its organizational documents, including its operating agreement.

6.2Liens.  Borrower shall not pledge, encumber or collaterally assign any of the Collateral, except (i) to Lender, (ii) liens for taxes, duties, levies, imposts, deductions, assessments or other governmental charges, not yet due and payable or which are being properly contested in accordance with Section 5.10, (iii) liens of carriers, warehousemen, processors, mechanics, materialmen, repairmen, landlords or other like liens imposed by law or arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being properly contested in accordance with Section 5.10, (iv) deposits to secure the performance of trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), (v) liens and encumbrances permitted under the Deed of Trust, (vi) the Title Exceptions, (vii) liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other attachments or surety bonds related to such judgment, (viii) the Approved Leases and Existing Subleases, (ix) liens in favor of collecting banks arising under Section 4-210 of the UCC, and (x) liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of law encumbering deposits (such exceptions, collectively, the “Permitted Liens”).

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6.3Indebtedness.  Borrower shall not create, incur or suffer to exist any Debt, other than (i) for any Debt owed to Lender pursuant to the Loan Documents, (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) surety bonds incurred in the ordinary course of business and permitted under Section 6.2 and other obligations as surety or guarantor incurred in the ordinary course of business and permitted under Section 6.5.

6.4Change in Accounting Period.  Borrower shall not change the times of commencement or termination of its fiscal year or other accounting periods, or change its methods of accounting other than to conform to generally‑accepted accounting principles applied on a consistent basis.

6.5Loan, Acquisitions.  Borrower shall not loan money or assets, purchase or acquire any interest in any other enterprise or entity, or incur any obligation as surety or guarantor other than in the ordinary course of business.

6.6Special Districts.  Borrower shall not seek to form or consent to the formation of any special district in which the Real Property would be located, including, without limitation, any special improvement district, business improvement district, metropolitan district, weed district, recreational district or any other governmental or quasi‑governmental entities that has authority to make assessments against the Real Property.

6.7Leases.  Borrower shall not terminate, cancel, amend in any material respect, extend, waive, assign or rescind all or any portion of any Approved Lease or offer any rent reduction under any Approved Lease without the consent of the Lender which shall not be unreasonably withheld, delayed or conditioned. Borrower shall not subordinate any Approved Lease to any lien other than the lien of the Deed of Trust.

6.8New Fees.  Without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not permit any new agreement or enter into any modification or amendment of any contracts, participation agreements, facilities fee agreements, tap purchase agreements, development agreements, or any other financial arrangements between Borrower and any Governmental Authority or any district in which the Real Property is located which would cause or create any new or additional material fees or charges assessable against the Real Property.

6.9Change in Real Property.  Without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Borrower shall not record any new, or consent to any modification, amendment, cancellation or change in any existing zoning, utility agreements, condominium maps, plats, easements, covenants, declarations, licenses and permits affecting or concerning the Real Property.  In the event that Borrower desires to form the association mentioned in the Condominium Documents, Borrower shall (i) give Lender thirty days advance notice, (ii) provide to Lender copies of the proposed organizational documents for Lender’s prior approval; (iii) shall cause the association to register Lender as an eligible first mortgagee, (iv) shall provide Lender with insurance certificates, and (v) enter into such amendments to the Loan Documents as Lender may reasonably request related to the formation of the association and the insurance requirements of the Loan Documents.

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6.10Government Regulation.  Borrower shall not be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any Advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.11Single Purpose Entity.  Borrower covenants and agrees that it has not and shall not:

(a)engage in any business or activity other than the acquisition, development, ownership, sales, operation and maintenance of the Property, and activities incident thereto;

(b)acquire or own any material asset other than (i) the Property, and (ii) such incidental personal property as may be necessary for the operation of the Property;

(c)merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent;

(d)fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents;

(e)own any subsidiary or make any investment in or acquire the obligations or securities of any other Person or entity without the consent of Lender;

(f)commingle its assets with the assets of any of its partner(s), members, shareholders, affiliates, or of any other Person or entity or transfer any assets to any such Person or entity other than distributions on account of equity interests in Borrower permitted hereunder and properly account for;

(g)fail to maintain its records, books of account and Lender accounts separate and apart from those of the shareholders, partners, members, principals and affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other Person or entity fail to prepare and maintain its own financial statements in accordance with generally accepted accounting principles and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Property is actually owned by Borrower;

(h)hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another Person or entity or allow any Person (other than Guarantor) to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of Borrower;

(i)fail to allocate fairly and reasonably among Borrower and any third party any overhead for common employees, shared office space or other overhead and administrative expenses.

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6.12Material Contracts.  Without Lender’s prior written consent which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not terminate, cancel, rescind, or materially and adversely modify or amend any of the Material Contracts or enter into any new Material Contract.

6.13Use of Proceeds.   Borrower shall not, directly or indirectly, use any of the proceeds of the Loan for any tenant improvements for any tenant or business if more than a de minimis portion of such Person or business is a Cannabis related operation. Borrower shall not, directly or indirectly, use any of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the board of governors of the Federal Reserve System, or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said board of governors, or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or by any of the rules and regulations respecting the extension of credit promulgated thereunder.

Section 7.Events of Default.  Each or any one of the following shall constitute an Event of Default under this Agreement.

7.1Event of Default.  The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Agreement:

(a)Any failure to pay any principal or interest under the Note when the same becomes due and payable and such failure continues for ten (10) days after written notice thereof to Borrower, or the failure to pay any other sum due under the Note, this Agreement or any Loan Document when the same shall become due and payable and such failure continues for ten (10) days after written notice thereof to Borrower.  No notice, however, shall be required for any amounts due upon maturity;

(b)Any failure or neglect to perform or observe any of the covenants, conditions or provisions of this Agreement, the Note or any other Loan Document (other than a failure or neglect described in one or more of the other provisions of this Section 7.1), and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after written notice thereof to Borrower;

(c)Any warranty, representation or statement contained in this Agreement, in the Note or in any other Loan Document or any other document or instrument executed or delivered in connection with the Loan, made or furnished to Lender by Borrower or any Guarantor, that shall be or shall prove to have been materially false when made or furnished;

(d)The filing by Borrower or Guarantor (or against Borrower or Guarantor to which Borrower or Guarantor acquiesces or that is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower or Guarantor; or the appointment, upon application by or with the consent of Borrower or Guarantor, of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower or Guarantor or the appointment, without the application or consent of

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Borrower or Guarantor, of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower or Guarantor, which appointment continues undischarged or unstayed for sixty (60) days;

(e)The insolvency of Borrower or Guarantor or the execution by Borrower or Guarantor of an assignment for the benefit of creditors; or the convening by Borrower or Guarantor of a meeting of their creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Borrower or Guarantor to pay their debts as they mature; or if Borrower or Guarantor is generally not paying their debts as they mature;

(f)The admission in writing by Borrower or Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature;

(g)The liquidation, termination, or dissolution of Borrower or Guarantor if a corporation, limited liability company, partnership or joint venture;

(h)Any levy or execution upon, or judicial seizure of any portion of any Collateral;

(i)Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by this Agreement or the Deed of Trust, against any portion of any Collateral that is not removed or released within thirty (30) days after its creation;

(j)The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any Collateral or security for the Loan, that is not dismissed within thirty (30) days after its institution other than for mechanics lien or which a bond has been posted as provided herein; or

(k)A transfer, sale or conveyance of any of the Collateral prohibited under any of the Loan Documents; and/or

(l)A Change in Control.

Section 8.Effect of an Event of Default; Remedies.  If any Event of Default shall occur, Lender, at Lender’s option, may take any of the following actions:

(a)accelerate the Obligations, at Lender’s option, to become immediately due and payable, all without notice of any kind to Borrower, who specifically waives any notice of default or acceleration;

(b)Lender may exercise any other remedy it may have under the Deed of Trust, this Agreement, any Loan Document, or any Security Document, or those available at law or in equity or by statute, including, without limitation, the rights of specific performance; and/or

(c)elect to increase the interest rate to a rate (“Default Rate”) equal to five percent (5%) above the interest rate then in effect as applicable under the Note.

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Lender may elect to enforce the Loan or any of its rights or remedies successively, concurrently, or consecutively, in any order and at any time or from time to time as it may so determine in its sole and absolute discretion.  No failure or delay on the part of Lender in exercising any right, power or privilege under this Agreement, the Loan Documents or under the law, and no course of dealing between Borrower and Lender shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege.  Borrower hereby waives any defense or claim of marshalling or that Lender must proceed against any particular Collateral in any particular order or at any particular time.  Without limiting the foregoing, upon the occurrence of an Event of Default, Lender shall have the right, acting on its own behalf or through a court appointed receiver which may be appointed upon ex parte application without notice to Borrower, to take possession of the Collateral and perform any and all work it deems advisable or necessary to protect the Improvements. Borrower hereby irrevocably constitutes and appoints Lender and/or any court appointed receiver its attorney‑in‑fact with full power and authority upon the occurrence of an Event of Default to do all or any of the following:  (a) take possession of, preserve and protect the Improvements; (b) to collect all Rents; (c) make such additions, changes and corrections in the Improvements and tenant finish as deemed reasonably necessary or desirable by Lender to rent the Property without loss to Lender; (d) employ contractors, subcontractors, agents, architects and other Persons that Lender deems reasonably necessary or desirable to install tenant finish; (e) pay, settle or compromise all existing invoices, charges and claims relating to the Real Property and/or the Improvements as it deems reasonably necessary and clearance of title to the Real Property for protection of its interest; (f) prosecute and defend all actions and proceedings, including suits to collect Rents, and apply the proceeds of any judgment in any such action against any of the Obligations as it determines in its reasonable discretion; (g) execute, acknowledge and deliver all instruments and documents in the name of Borrower and do and perform all acts in the name of Borrower that Lender deems reasonably necessary or appropriate to protect the Improvements; (h) sell and/or lease the Property and execute and deliver contracts, deeds, and leases in the name of Borrower.  No delay or failure of Lender in the exercise of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other rights of Lender as to any security for the Obligations, and shall not affect the rights of Lender to enforce payment of the Loan and to recover judgment for any portion thereof remaining unpaid.  The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that may be available to Lender under its Loan Documents or by law or otherwise.  Borrower specifically waives any obligation of Lender, if any, to accept a deed in lieu or to pursue any Collateral at any particular time.

Section 9.Setoff.  Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower’s right, title and interest in and to the Operating Account and any of Borrower’s other accounts with Lender (whether checking, savings or some other account), including, without limitation, all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding, however, all IRA, KEOGH and trust accounts.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set off all sums owing on the Loan against any and all such accounts.

Section 10.No Joint Venture Implied; Indemnity.  Nothing contained in this Agreement, or in any other Loan Document executed in connection with these Loan is intended nor shall it be implied to create a joint venture or partnership between Lender and Borrower.

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Lender’s role is merely that of a lender and any observation of the Property is made solely for protection of Lender’s security interest therein.

Section 11.Foreign Assets Control Regulations; USA Patriot Act Notice.  Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the USA Patriot Act.

Section 12.Miscellaneous Provisions.  The following miscellaneous provisions are a part of this Agreement:

12.1No Third Party Beneficiaries.  This Agreement is made for the sole protection and benefit of the parties hereto and no other Person or organization shall have any right of action hereon.

12.2

Integration.  This Agreement embodies the entire Agreement of the parties with regard to the subject matter hereof.  There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein.  Borrower and Lender hereby disclaim any implied covenants, including, without limitation, the implied covenant of good faith and fair dealing.  Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

12.3Modifications.  No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by any party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

12.4Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to interpret or define the provisions of this Agreement.

12.5Assignments and Participations and Information Sharing.  Lender, at any time, shall have the right to sell, assign, transfer, or negotiate the Loan and the Loan Documents, in whole or in part, and to grant participation interests in the Loan and the Loan Documents.  Borrower hereby acknowledges and agrees that any such disposition shall give rise to a direct obligation of Borrower to each such assignee or participant.  Lender is authorized, without any limitations whatsoever, to share with any actual or prospective assignee or participant, any Lender’s affiliate, any derivative counter parties and any rating agencies, any customer information or document that Lender may have or obtain regarding the Loan, the Loan Documents, the Property, or the Borrower.  In addition, Lender is authorized, without any limitations whatsoever, to furnish such information to affiliates of Lender.

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12.6Costs and Expenses.  Borrower agrees to pay upon demand all of Lender’s reasonable out‑of‑pocket expenses incurred after the date hereof in connection with the enforcement of this Agreement or any other Loan Document.  This includes Lender’s appraisal fees, inspection fees, reasonable attorney fees and legal expenses, whether or not there is a lawsuit, appeals, and any anticipated post‑judgment collection services.  Borrower also will pay any court costs, in addition to all other sums provided by law.

12.7Choice of Law.  This Agreement shall be governed by and construed according to the laws of the State of Colorado, without giving effect to conflict of laws principles.

12.8Partial Payments.  Borrower agrees that partial payments of any installment or amount due to Lender, even if indorsed and negotiated by Lender, shall not constitute an accord and satisfaction of the full installment or amount due unless Borrower follows the following procedures:  Any proposal by Borrower for a partial payment/accord and satisfaction must be presented directly to the officer handling the administration of the Loan, together with correspondence specifically requesting that Borrower be relieved of the balance of the obligation, and stating the specific dollar amount of the requested release.  Lender may unilaterally reject such proposal.  Such proposal shall only be deemed accepted if such officer responds to Borrower in writing specifically relieving Borrower of the balance of the obligation by identifying the amount forgiven in a specific dollar amount.  In the event Lender cashes an instrument under which Borrower asserts an accord and satisfaction, Lender shall have one (1) year from the date the instrument was negotiated to return the partial payment and rescind the accord and satisfaction.

12.9Notices.  All notices required to be given under this Agreement shall be given in writing by any one of the following means (a) by hand delivery or electronic means such as e-mail, (b) by nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) by any method, upon receipt, (b) if sent by nationally recognized overnight courier service, on the Business Day after the day of deposit with a nationally recognized service or (c) if sent US Mail, on the third Business Day after the notice is deposited in the mail. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

12.10Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any Person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other Persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

12.11Standard of Review.  Whenever any of the Loan Documents require Lender’s consent or approval, such consent or approval may be granted or withheld by Lender in Lender’s sole and absolute discretion, for any reason or no reason whatsoever, unless the context of such sentence specifically requires Lender to act reasonably.  In such cases, it shall be reasonable for Lender to act in accordance with the terms of the Loan Documents or as would otherwise be reasonable for national

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Lenders located in Denver, Colorado.  In either case, Lender may impose additional reasonable conditions and requirements prior to granting such consents or approvals.

12.12Days.  If the day for performance of any act or duty herein is on a Saturday, Sunday or a day upon which national lending associations are closed, the day for performance shall be the following day upon which national lending associations are open for business.  When counting days, calendar days shall be used, unless the words “business day” appears in the text of the applicable sentence, in which case business days shall mean days other than Saturday, Sunday or upon days which national lending associations are closed for business.

12.13Counterparts.  This Agreement may be executed in separate counterparts, which together shall constitute a single, original document.

12.14Conflicts.  In the event of any conflict between the terms of the Loan Documents, then the terms of the Note, this Agreement, and the Deed of Trust shall govern in that order to the extent of the conflict.

12.15Delays.  Time is of the essence in Borrower’s performance and compliance with the terms, conditions and covenants contained herein.  No failure or delay by Lender in requiring compliance with the terms, covenants or conditions shall act as a waiver or release of Borrower’s obligation to comply with the terms, covenants or conditions hereof.  Specifically, Lender’s disbursement of funds as an initial Advance without requiring strict compliance with the conditions of this Agreement shall not bar or estop Lender from insisting upon strict compliance with the conditions stated herein for any subsequent Advance.

12.16WAIVER OF SPECIAL DAMAGES.  BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

12.17Jury Trial Waiver.  THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE UNDERSIGNED AND LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

12.18Imaging.  Lender shall be entitled, in its sole discretion, to image all or any selection of the instruments, other documents, items and records governing, arising from or relating to any of the Borrower’s loan or loans, and may destroy or archive the paper originals.  The parties hereto waive any right to insist the Lender produce paper originals.  The parties hereto waive any right to insist the Lender produce paper originals, agree that such images shall be accorded the same force

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and effect as the paper originals, and further agree that the Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or proceedings.

12.19Document Preparation.  This Agreement and the other Loan Documents have been drafted by Sherman & Howard L.L.C. acting as counsel for the Lender. Although Borrower may be responsible to reimburse Lender for its legal fees incurred in connection with the Closing, no attorney client relationship shall exist between Sherman & Howard L.L.C. and any parties other than Lender.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Lender”

GREAT WESTERN BANK

By: /s/ Christopher Melin_________________

      Christopher Melin, Commercial Loan Officer

Address:  1900 9th Street, Boulder, CO 80302

[Signature Page to Loan Agreement]

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“Borrower”

BOULDER ROAD LLC, a Colorado limited liability company

  By: GAIA, INC. a Colorado corporation, its manager

         By: /s/ Paul Tarell______________________

                Paul Tarell, Chief Financial Officer

WESTSIDE BOULDER, LLC, a California limited liability company

         By: /s/ Jonathan Condos__________________

                Jonathan Condos, Manager

Notice Address for Borrower:

833 W. South Boulder Road

Louisville, Colorado 80027

[Signature Page to Loan Agreement]

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EXHIBIT A

Description of Property

Units 1 and 2, Boulder Road Condominiums, according to the Condominium Map of Boulder Road recorded on June 21, 2017 at Reception No. 3599104, and as defined by the Condominium Declaration of Boulder Road recorded on June 21, 2017 at Reception No. 3599120 in the Office of the Clerk and Recorder, Boulder County, Colorado.

[Signature Page to Loan Agreement]

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EXHIBIT 10.1

EXHIBIT B

INSURANCE REQUIREMENTS

I.	PROPERTY INSURANCE

A.	DURING CONSTRUCTION IF ANY

An ORIGINAL (or certified copy) Builder’s All-Risk, Completed Value, Non-Reporting Form Policy or ORIGINAL Accord 27 Certificate of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.	Mortgagee Clause naming Great Western Bank as Mortgagee with a 30-day notice to Lender in the event of cancellation, non-renewal or material change. Address for Great Western Bank, as follows:

Great Western Bank

1900 9th Street, Boulder, CO 80302

Lender’s Loss Payable Endorsement with a Severability of Interest Clause with a 10-day notice to Lender in the event of cancellation, non-renewal or material change

2.	Replacement Cost Endorsement
3.	No Exclusion for Acts of Terrorism
4.	No Coinsurance Clause
5.	Flood Insurance
6.	Collapse and Earthquake Coverage
7.	Vandalism and Malicious Mischief Coverage
8.	Boiler and Machinery Coverage
9.	Demolition, Increased Cost of Construction Coverage
10.	In-Transit Coverage
11.	Partial Occupancy Permitted
12.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Great Western Bank
13.	Waiver of Subrogation against any party whose interest are covered in the policy
B.	Upon Completion

An ORIGINAL (or certified copy) All-Risk Hazard Insurance Policy or ORIGINAL Accord 27 Certificate of Insurance naming the borrowing entity as an insured,

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reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.	Mortgagee Clause naming Great Western Bank as Mortgagee with a 30-day notice to Lender in the event of cancellation, non-renewal or material change. Address for Great Western Bank is as follows:

Great Western Bank

1900 9th Street, Boulder, CO 80302

2.	Lender’s Loss Payable Endorsement with a Severability of Interest Clause with a 30-day notice to Lender in the event of cancellation, non-renewal or material change
3.	Replacement Cost Endorsement
4.	No Exclusion for Acts of Terrorism
5.	No Coinsurance Clause
6.	Boiler and Machinery Coverage
7.	Sprinkler Leakage Coverage
8.	Vandalism and Malicious Mischief Coverage
9.	Flood Insurance
10.	Loss of Rents Insurance in an amount of not less than 100% of one year’s Rental Value of the Property. “Rental Value” shall include:
a)	The total projected gross rental income from tenant occupancy of the Property as set forth in the Budget,
b)	The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrower, and
c)	The fair rental value of any portion of the Property which is occupied by Borrower.
11.	One year’s business interruption insurance in an amount acceptable to Lender
12.	Collapse and Earthquake Coverage
13.	Extra Expense Coverage
14.	Borrower’s coverage is primary and non-contributory with any insurance or self- insurance carried by Great Western Bank

[Exhibit B to Loan Agreement]

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15.	Waiver of Subrogation against any party whose interest are covered in the policy
II.	LIABILITY INSURANCE

BORROWER:  An Original Accord 25 Certificate of General Comprehensive Liability Insurance naming the borrowing entity as an insured, providing coverage on an “occurrence” rather than a “claims made” basis and written by a carrier approved by Lender with a current A.M Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

2.

General commercial liability policy limit of at least $1,000,000.00 each occurrence and $10,000,000 in aggregate, applying liability for Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy.

3.	No Exclusion for Acts of Terrorism.
4.	Aggregate limit to apply per location.
5.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Great Western Bank.
6.	Waiver of Subrogation against any party whose interest are covered in the policy.

Additional Insured Endorsement naming Great Western Bank, as an additional insured with a 10-day notice to Lender in the event of cancellation, non-renewal or material change.  A Severability of Interests provision should be included.

Address for Great Western Bank, is as follows:

Great Western Bank

1900 9th Street, Boulder, CO 80302

CONTRACTOR:  An Original Accord 25 Certificate of General Comprehensive Liability Insurance naming the Contractor as an insured, providing coverage on an “occurrence” rather than a “claims made” basis and written by a carrier approved by Lender with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

A.Combined general liability policy limit in an amount of at least $5,000,000.00 each occurrence, applying liability for Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies);

[Exhibit B to Loan Agreement]

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provided, the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy.

B.No Exclusion for Acts of Terrorism

C.Aggregate limit to apply per location

D.Contractor’s coverage is primary and non-contributory with any insurance or self-insurance carried by Great Western Bank.

E.Waiver of Subrogation against any party whose interest are covered in the policy

F.Additional Insured Endorsement naming Borrower and Great Western Bank as an additional insureds with a 30-day notice to Lender in the event of cancellation, non-renewal or material change.  A Severability of Interests provision should be included.

Address for Great Western Bank, a federally chartered savings Lender, is as follows:

Great Western Bank

1900 9th Street, Boulder, CO 80302

III.	WORKER’S COMPENSATION

An Original Certificate indicating Worker’s Compensation coverage in the statutory amount and Employer’s Liability Coverage with minimum limits of $500,000 / $500,000 / $500,000 naming the General Contractor and written by a carrier approved by Lender.

[Exhibit B to Loan Agreement]

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